UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

True Drinks Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[  ]      Fee paid previously with preliminary materials.
[  ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

TRUE DRINKS HOLDINGS, INC.
18552 MacArthur Blvd., Suite 325
Irvine, CA 92612
Tel. (949) 203-3500
Fax (949) 825-5995

October 23, 2014
Dear Stockholders of True Drinks Holdings, Inc.:

  You are cordially invited to attend the Annual Meeting of Stockholders of True Drinks Holdings, Inc., which will be held at our corporate offices, located at 18552 MacArthur Boulevard, Suite 325 in Irvine, California, on November 13, 2014 at 10:00 a.m., local time. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

    A majority of our Board of Directors has approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

                We look forward to seeing you at the Annual Meeting.

Sincerely,

Lance Leonard Chief Executive Officer

YOUR VOTE IS IMPORTANT

 All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

-i-

TRUE DRINKS HOLDINGS, INC.
18552 MacArthur Blvd., Suite 325
Irvine, California 92612
Tel. (949) 203-3500
Fax. (949) 825-5995

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 13, 2014

Dear Stockholders of True Drinks Holdings, Inc.:

 We are pleased to invite you to attend the Annual Meeting of Stockholders of True Drinks Holdings, Inc., a Nevada corporation (the “Company”, “us”, “we” or “our”), which will be held at our corporate offices, located at 18552 MacArthur Blvd., Suite 325 in Irvine, California on November 13, 2014 at 10:00 a.m., local time, for the following purposes:

1.	the election of four directors to our Board of Directors, each to serve until the next Annual Meeting of Stockholders, or until his respective successor is elected and qualified;

2.	to approve our 2013 Stock Incentive Plan (the “Plan”) and ratify all issuances thereunder;

3.	to conduct an advisory vote to approve the compensation paid to our named executive officers;

4.	to conduct an advisory vote to indicate how frequently stockholders believe we should conduct an advisory vote on the compensation of our named executive officers;

5.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent auditors for the fiscal year ending December 31, 2014; and

6.	to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

 The close of business on October 10, 2014 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of shares of our common stock and Series B Convertible Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 18552 MacArthur Blvd., Suite 325 in Irvine, California during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. The Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 are available online at: www.proxyconnect.com/truedrinks

-ii-

Our Board of Directors recommends that you vote “FOR” the Annual Meeting Proposal Nos. 1, 2, 3 and 5, and vote “THREE YEARS” for Proposal No. 4, all of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 14, 2014:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT: WWW.PROXYCONNECT.COM/TRUEDRINKS

By Order of the Board of Directors,

Lance Leonard
Chief Executive Officer
Irvine, California
October 23, 2014

-iii-

TRUE DRINKS HOLDINGS, INC.
18552 MacArthur Blvd., Suite 325
Irvine, California 92612
Tel. (949) 203-3500
Fax. (949) 825-5995

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of True Drinks Holdings, Inc., a Nevada corporation (the “Company”), for use at the 2014 Annual Meeting of Stockholders (“Annual Meeting”) to be held on November 13, 2014 at 10:00 a.m., local time, and at any adjournment or postponement thereof, at our corporate offices located at 18552 MacArthur Blvd., Suite 325 in Irvine, California 92612.

Voting

 The specific proposals to be considered and acted upon at our Annual Meeting are in this Proxy Statement.  On October 10, 2014, the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had outstanding 39,980,183 shares of our common stock, par value $0.01 per share (“Common Stock”) and 1,910,370 shares of Series B Convertible Preferred Stock (“Series B Preferred”), each of which are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held, and, subject to certain limitations set forth in the Certificate of Designation, Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Certificate of Designation”), each holder of Series B Preferred is entitled to 16 votes for each share of Series B Preferred held. As of the Record Date, outstanding shares represented 70,546,103 votes, consisting of 39,980,183 attributable to Common Stock and 30,565,920 attributable to Series B Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

 Proposal No. 1: Election of Directors. For the four nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy and entitled to vote, will be elected.

 Proposal No. 2: Approval of the 2013 Stock Incentive Plan and Ratification of all Issuances to Date. Our Board of Directors unanimously approved the 2013 Stock Incentive Plan (the “Plan”) on December 31, 2013, and authorized a total of 20.0 million shares of the Company’s Common Stock (the “Shares”) for issuance as equity-based compensation and/or incentive awards in the form of stock options, restricted stock and other similar types of issuances to any Eligible Recipient, as such term is defined in the Plan. A copy of the Plan is attached to this Proxy Statement as Exhibit A. As of the date of this Proxy Statement, 12,729,521 Shares have been issued under the Plan. The affirmative vote “FOR” is required to approve the Plan and ratify all issuances thereunder to date.

Proposal No. 3: Advisory Vote to Approve Executive Compensation. The advisory vote is not binding on us, our board of directors, or management. The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the executive compensation.

   Proposal No. 4: Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation. The advisory vote to approve the frequency of the advisory votes on executive compensation is not binding on us, our board of directors, or management. A stockholder may vote to set the frequency of the “say on pay” vote to occur “EVERY YEAR”, “EVERY TWO YEARS, “ EVERY THREE YEARS”, or the stockholder may vote to “ABSTAIN”. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.

   Proposal No. 5: Ratification of Appointment of Auditors. The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary of approval of such proposal.

 Abstentions and Broker Non Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any Proposal presented in this Proxy Statement, although they are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by our Board, (ii) FOR the approval of the Plan and ratification of all issuances thereunder to date, (iii) FOR the advisory vote to approve executive compensation, (iv) to hold advisory votes on executive compensation EVERY THREE YEARS, (v) FOR ratification of the appointment of the independent auditors for fiscal year 2014, and (vi) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices at 18552 MacArthur Blvd., Suite 325, Irvine, California 92612, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

  We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail, telephone and e-mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

  Our Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of no less than one director, with the specific number to be determined from time to time by resolution of the Board of Directors or shareholders. Our Bylaws further provide that each director shall hold office until the next annual meeting at which directors are elected, unless a director dies, resigns, or is removed. There are currently five seats on our Board of Directors. Mr. Timothy Lane, our current Chairman of the Board, will not stand for re-election at the Annual Meeting. As a result, our Board has approved a decrease to the size of the Board from five seats to four, which decrease will take effect at the Annual Meeting. Accordingly, four of our existing directors are nominated to be elected at the Annual Meeting. Each of the nominees has confirmed that he will be able and willing to serve as a director if elected. If any of the nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election as directors at our Annual Meeting: Scot Cohen, Louis Imbrogno, Lance Leonard and Carl Wistreich.

 Please see disclosure on the next page, captioned “Directors”, for more information, including background information, business experience, and the Nominating and Corporate Governance Committee’s recommendation of each nominee.

Required Vote and Recommendation

 The election of directors requires the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote at the Annual Meeting. The four nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law, the Company’s Articles of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the nominees.

 The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Cohen, Imbrogno, Leonard and Wistreich.

The following sections set forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

DIRECTORS

Name of Nominee	Age	Title
Scot Cohen	44	Director
Louis Imbrogno	68	Director
Lance Leonard	50	President, Chief Executive Officer and Director
Carl Wistreich	47	Director

Lance Leonard, Chief Executive Officer and Director.  Mr. Leonard has 22 years of consumer product experience.  He began his career in 1990 with M&M/Mars working in the confection division holding a series of sales and management roles within the United States.  In 2000, he joined Nestle where he managed both national account teams and division sales including leading the Costco wholesale National Account team.  He was appointed Western Zone Manager for Nestle Waters in 2006 where he had responsibility for all sales and marketing in 17 western states.  In 2009, Mr. Leonard was appointed Director of Global Customers at Nestle Waters where he helped develop their go-to-market strategies in emerging markets and was responsible for managing one billion dollars in global sales.  Mr. Leonard left Nestle to become the Chief Executive Officer of True Drinks, Inc. on July 16, 2012, and was appointed to the Board in October 2012.  He is a native of California and received his Bachelor’s degree from California State University, Fresno.

The Nominating and Corporate Governance Committee believes Mr. Leonard’s extensive experience in the food and beverage industry, particularly his experience with organizational design, allow him to uniquely contribute to the Company’s short-term and long-term business plan.

 Louis Imbrogno, Director.   Mr. Imbrogno was appointed to the Board in October 2012 and was Senior Vice President of Worldwide Technical Operations for PepsiCo North America and PepsiCo Beverages International and was responsible for Pepsi-Cola’s worldwide beverage quality, concentrate operations, research and development and contract manufacturing.  In this global role, Mr. Imbrogno reported directly to the heads of Pepsi-Cola North America and PepsiCo Beverages International.  Mr. Imbrogno oversaw the companies’ worldwide concentrate manufacturing operations, which supply PepsiCo’s bottlers with concentrate for making beverages.  He was also responsible for the research and development organization, which drives innovation within Pepsi’s beverage portfolio and ensures product quality from raw materials to finished beverage.  In 40 years with PepsiCo, he served in a variety of field operating assignments and staff positions.  A native of New York, Mr. Imbrogno graduated from Westchester Community College and received a degree from the Wharton Executive program.

As we continue to expand manufacturing and distribution of the AquaBall™, the Nominating and Corporate Governance Committee believes Mr. Imbrogno’s experience with beverage quality control during his tenure with PepsiCo Beverages International and Pepsi-Cola North America provide the Company with experience necessary to implement and maintain effective quality control procedures for our product lines.

Carl Wistreich, Director.  Mr. Wistreich is the CEO and co-owner of AC Business Media Inc. In his broad professional career, he has served as a senior executive in business development, mergers and acquisitions, operations, legal affairs and human resources; as an entrepreneur and CEO of his own business; and as a corporate lawyer. Presently, he is also a Board member of numerous organizations, including BI-LO Holding, LLC (grocery retailer with over 800 stores and over $11 billion in revenue), AFN, Inc. (logistics and supply chain services), Veritas Preparatory Charter Academy (charter school in Springfield, Massachusetts) and Springfield Business Leaders for Education.

His previous positions included: CEO of BRS Capital where he advised on the largest ever outsourcing deal in the grocery industry and on a major acquisition for the largest distributor of natural and organic products in the United States; CEO/Owner of L&B Truck Services Inc., a truck dealership group providing truck sales, service and parts throughout New England. Grew the business’s profitability and customer base and sold it to a strategic buyer; Senior executive in business development, mergers and acquisitions, legal affairs, operations and human resources for C&S Wholesale Grocers, the largest distributor of food and related products to grocery stores in the U.S. with over $20 billion in sales. During his association with C&S, the company grew from approximately $3 billion to $20 billion in revenues. He played key roles in the acquisition of several substantial companies and the structuring, negotiation and implementation of major outsourcing agreements with retailers aggregating over $15 billion in revenue. He held P&L and management responsibility for divisions generating over $3 billion in revenue with 2,500 employees, managed the start-up of new distribution facilities, served as general counsel, and was responsible for all human resource, sales and customer relation functions; and Corporate attorney with Skadden, Arps, Slate, Meagher & Flom, a major New York City-based law firm. Mr. Wistreich holds a J.D. degree from New York Law School, graduating magna cum laude, and a B.A. from Colgate University.

The Nominating and Corporate Governance Committee believes Mr. Wistreich’s corporate transactional experience allow him to provide the Company with valuable guidance as we implement our business plan and build a long-term capital structure.

Scot Cohen, Director. Mr. Cohen was appointed to the Board in March 2013 and is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil LLC and Chairman of Petro River Oil Corp, a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen is active in philanthropic activities with numerous charities including the Jewish Enrichment Council and is a Founder and the Chairman of the National Foundation for Veteran Redeployment, a 501(c)3 non-profit organization whose mission is to help unemployed veterans prepare for and enter new careers in the oil and gas industry. Mr. Cohen holds a Bachelor of Science degree from Ohio University in 1991.

The Nominating and Corporate Governance Committee believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community and financial expertise will assist the Company’s efforts to raise capital to fund the continued implementation of the Company’s business plan.

Director Compensation

 The outside directors of the Company, consisting of Messrs. Imbrogno, Wistreich and Cohen following the Annual Meeting, are entitled to receive the following compensation:

●      a $30,000 annual cash retainer, paid in equal quarterly installments, with an additional $20,000 cash retainer paid to the Chairman;

●      additional committee retainers as determined by the Board; and

●      reimbursement for expenses related to Board meeting attendance and committee participation.

    Directors that are also employees of the Company do not receive additional compensation for serving on the Board.

The following table sets forth information concerning the actual compensation earned by each of our current outside directors during fiscal 2013:

Name (1)	Fees earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	Total ($)
Timothy Lane (2)	$50,000	$-	$-	$50,000
Carl Wistreich (3)	$30,000	$-	$-	$30,000
Lou Imbrogno (4)	$30,000	$-	$-	$30,000

(1)	Scot Cohen is not included in this table as he was appointed to the Company’s Board of Directors during the 2014 fiscal year.
(2)
Mr. Lane received cash totaling $12,500 in 2013. Additionally, Mr. Lane elected to receive shares of Series B Preferred and Warrants on terms substantially similar to the Series B Offering in lieu of $25,000 of earned fees.  The remaining amount was unpaid as of December 31, 2013. Mr. Lane is not standing for re-election at the Annual Meeting.

(3)
Mr. Wistreich received cash totaling $7,500 in 2013. Additionally, Mr. Wistreich elected to convert $15,000 worth of accrued fees into common shares at a price of $1.10 per share in July 2013. Additionally, Mr. Wistreich elected to receive shares of Series B Preferred and Warrants on terms substantially similar to the Series B Offering in lieu of $20,000 of earned fees. The remaining amount was unpaid as of December 31, 2013.

(4)
Mr. Imbrogno received cash totaling $7,500 in 2013. Additionally, Mr. Imbrogno elected to receive shares of Series B Preferred and Warrants on terms substantially similar to the Series B Offering in lieu of $25,000 of earned fees. The remaining amount was unpaid as of December 31, 2013.

GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

The Board held two meetings during the year ended December 31, 2013 and each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served. The Board encourages the directors to attend our annual meetings of stockholders when stockholder participation is expected.

Independent Directors

The Board believes that a majority of its members should be independent directors. The Board has determined that, other than Mr. Leonard, all of its current directors are independent directors as defined by the rules and regulations of the Nasdaq Stock Market.

              The members of the Audit Committee and Compensation Committee of the Board each meet the independence standards established by the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) for audit committees and compensation committees. In addition, the Board has determined that Mr. Cohen satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities on Mr. Cohen that are greater than those generally imposed on them as members of the Audit Committee and the Board, and his designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. The majority of the members of these committees have been determined by the Board to be independent. In addition, each member of these committees has been determined by the Board to be independent. Each committee has a written charter approved by the Board. Copies of each committee charter are available on the Company’s website at www.truedrinks.com/investor-relations/ and by clicking on the “Corporate Governance” tab.

Audit Committee

Members:	Mr. Scot Cohen (Chairman) Mr. Carl Wistreich
Number of Meetings in 2013:	None. The Audit Committee was established on September 29, 2014.
Functions:
This committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. This committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Lou Imbrogno (Chairman) Mr. Carl Wistreich
Number of Meetings in 2013	This committee held three meetings during fiscal 2013.

Functions:
This committee determines the Company’s general compensation policies and practices. This committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. This committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s 2013 Stock Incentive Plan.

Nominating and Corporate Governance Committee

Members:	Mr. Carl Wistreich (Chairman) Mr. Lou Imbrogno
Number of Meetings in 2013:	None. The Nominating and Corporate Governance Committee was established on September 29, 2014.
Functions:
This committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. However, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

              We have adopted a Code of Ethics that applies to all of our directors, officers and employees, a copy if which was attached as an exhibit to our Annual Report on Form 10-K, filed with the SEC on March 31, 2014.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

True Drinks Holdings, Inc.
18552 MacArthur Blvd., Suite 325
Irvine, California 92612
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

APPROVAL OF THE 2013 STOCK INCENTIVE PLAN AND RATIFICATION OF ALL ISSUANCES THEREUNDER TO DATE

    Our Board of Directors unanimously approved the 2013 Stock Incentive Plan (the “Plan”) on December 31, 2013 and authorized a total of 20.0 million shares of the Company’s Common Stock (the “Shares”) for issuance to any employee (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary of the Company (each a “Subsidiary”), any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary (each, an “Eligible Recipient”, and collectively, the “Eligible Recipients”). A copy of the Plan is attached to this Proxy Statement as Exhibit A. As of the date of this Proxy Statement, 12,729,521 Shares have been issued under the Plan.

Purpose of the Plan

    Under the terms of the Plan, the Compensation Committee of the Board of Directors will administer the Plan (the “Committee”).  The Committee will, at its discretion, issue the authorized Shares to Eligible Recipients in the form of: (i) stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”) (“Qualified Stock Options”), (ii) stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options” and together with the Qualified Stock Options, the “Incentive Awards”), or (iii) awards of shares that are subject to certain restrictions specified in the Plan (each a “Restricted Stock Award”).

    The Plan will advance the interest of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding those individuals who contribute to the achievement by the Company of its operational and financial objectives. If approved by a majority of our stockholders, awards issued to “beneficial owners”, as such term is defined by Rule 16a-1 of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will qualify for an exemption from the “short swing” profit rules contained in Section 16 of the Exchange Act, and awards under the Plan will be considered “qualified” under the rules and regulations of the Internal Revenue Code of 1986, as amended.

    Below is a summary of the Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the Plan. This summary does not purport to be complete, and is qualified, in its entirety, by the specific language of the 2013 Stock Incentive Plan, as attached to this Proxy Statement as Exhibit A.

Description of the Plan

   Purpose.   The Plan provides the Company with the ability to attract and retain highly qualified Eligible Recipients to perform services for the Company and its Subsidiaries.  By providing these Eligible Recipients with equity-based Incentive Awards, the Plan gives each Eligible Recipient an incentive to perform and increase the value of the Company, aligning the interests of these Eligible Recipients with the Company and its stockholders.

   Administration.   The Plan will be administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Carl Wistreich and Lou Imbrogno, each of whom is considered “independent” within the meaning of the SEC and NASDAQ Stock Market rules regarding director independence. The Committee may adopt rules and regulations for carrying out Plan. The interpretations and decisions of the Committee are final and conclusive on all persons participating or eligible to participate in the Plan.

   Stock Subject to the Plan.   Under the Plan, the Committee may award Eligible Recipients with shares of Common Stock in the form of Incentive Awards, specifically Qualified Stock Options or Non-Qualified Stock Options, or Restricted Stock Awards.  A total of 20.0 million shares of our Common Stock will be available for purchase under the Plan. The Common Stock issued under the Plan will be from authorized but unissued shares of our Common Stock.

   Eligibility.   Eligible Recipients may be selected by the Committee to receive Incentive Awards or Restricted Stock Awards under the Plan.  Eligible Recipients include all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary. Although the Company estimates that 13 individuals associated with the Company and its subsidiaries will qualify as Eligible Recipients.

   Options.   Each Qualified Stock Option and Non-Qualified Stock Option (each an “Option”) granted under the Plan is subject to the following terms and conditions:

    (a)           Exercise Price.  The per share price to be paid by an Eligible Recipient participation under the Plan (each a “Participant”) upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Qualified Stock Option (110% of the Fair Market Value if, at the time the Qualified Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of on the date of grant with respect to a Non-Qualified Stock Option.

    (b)           Exercise of the Options.  An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

    (c)           Form of Consideration.   The purchase price of the shares to be purchased upon exercise of an Option will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. The Committee, in its discretion, may permit a particular Participant to pay all or a portion of the Option Price, and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Participant or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. The Committee, in its sole discretion, may establish such other terms and conditions for the payment of the exercise price, as it deems appropriate.

    (d)           Value Limitation.   If the aggregate fair market value of all shares of Common Stock subject to a grantee’s Qualified Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as Non-Qualified Stock Options. For this purpose, fair market value is determined as of the grant date.

   Restricted Stock Awards.   In addition to Options, the Committee may grant Restricted Stock Awards to Eligible Recipients. The Committee may impose such restrictions or conditions to the vesting of these Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employment or service of the Company or a Subsidiary for a certain period, or that the Participant or the Company satisfy certain performance goals or criteria. Unless the Committee determines otherwise, all shares of Common Stock granted as a Restricted Stock Award shall have all voting, dividend, liquidation and other rights associated with becoming a holder of record of such shares as if Participant were the holder of shares of unrestricted Common Stock.

   Effective Date and Duration of the Plan.   The Plan became effective on December 31, 2013 (the “Effective Date”) and will terminate at midnight on January 31, 2023, unless terminated upon an earlier date by the Board of Directors.

    Termination or Amendment of the Plan. The Company’s Board of Directors may, at any time and without stockholder approval, terminate or amend the Plan, including amending the Plan to increase the number of shares of Common Stock available for issuance.

U.S. Federal Income Tax Consequences

    The Plan is, in part, is a qualified plan for Federal income tax purposes. As such, the Company is entitled to (i) withhold and deduct from future wages of the Eligible Recipient, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a Qualified Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, a Qualified Stock Option or a disqualifying disposition of stock received upon exercise of a Qualified Stock Option, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a Qualified Stock Option.

New Plan Benefits

    Participation in the Plan is entirely within the discretion of the Committee. Because we cannot predict the predict the rate at which the Committee will make awards to Eligible Recipients or the terms of Incentive Awards granted under the Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the Plan in the future.

    The following table sets forth information with respect to issuances under the Plan from December 31, 2013, the date the Plan was approved by the Board of Directors, until the date of this Proxy Statement to each of our current executive officers, outside directors and employees:

Name and Position	Issuances under the 2013 Stock Incentive Plan
	No. of Shares	Dollar Value ($) (1)
Lance Leonard	3,438,723	$510,894
Chief Executive Officer and Director

Daniel Kerker	2,063,232	$305,799
Chief Financial Officer

Kevin Sherman	2,063,234	$305,799
Chief Marketing Officer

Outside Directors	2,703,130	$393,183

Employees (excluding executive officers)	2,461,203	$519,050

Total	12,729,521	$2,034,724

(1)	All shares issued under the Plan to date have been in the form of stock options. As of the date of this Proxy Statement, none of the stock options issued under the Plan have been exercised.
(2)
The Company uses a Black-Scholes option-pricing model (the “Black-Scholes Model”) to estimate the fair value of any stock option grant.  The use of a valuation model requires the company to make certain assumptions with respect to selected model inputs.  Expected volatility was calculated based on the historical volatility of the company’s stock price.  In the future, the average expected life will be based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior.  Currently it is based on the simplified approach provided by SAB 107.  The risk-free interest rate is based on U.S.  Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of the grant.

Vote Required and Recommendation

    The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Plan and ratification of all issuances under the Plan to date. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” approval of the Plan and ratification of shares issued under the Plan to date.

    The Board of Directors recommends that stockholders vote “FOR” approval of the 2013 Stock Incentive Plan and ratification of all issuances under the Plan to date.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

    We are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 4.

    Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near- and longer-term financial and strategic goals, and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

    The "Executive Compensation" section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by management and the Board of Directors with respect to the fiscal years ended December 31, 2013 and 2012. Our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our current executive compensation arrangements do not encourage excessive risk-taking by management.

    As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 4 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, management and the Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

   RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under "Executive Compensation", the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Vote Required and Recommendation

    On this non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 3.

    The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s named executive officers.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

General

    In Proposal No. 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

    The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

    After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of every THREE YEARS for future executive compensation advisory votes. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required and Recommendation

    On this non-binding matter, a stockholder may vote to set the frequency of the "say on pay" vote to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.

    The Board recommends that you vote to hold advisory votes on executive compensation “EVERY THREE YEARS”.

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF
SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

    Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner") as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

    The Board of Directors may terminate the appointment of Squar Milner as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board of Directors deems such termination necessary or appropriate.

    Representatives of Squar Milner will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

    Set forth below are fees paid to Squar Milner for the professional services performed for the Company for the year ended December 31, 2013.

Audit Fees

    The following table presents fees for professional services billed by Squar Milner for the fiscal year ended December 31, 2013.

	For the years ended December 31,
	2012	2013
Audit fees	$56,000	$56,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$56,000	$56,000

Required Vote and Recommendation

    Ratification of the selection of Squar Milner as the Company’s independent auditors for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under Nevada law and the Company’s Articles of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Squar Milner, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Squar Milner as the Company’s independent auditors for the fiscal year ending December 31, 2014.

    The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Squar Milner as our independent auditors for the fiscal year ending December 31, 2014.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board on an annual basis and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Lance Leonard	50	President, Chief Executive Officer and Director
Daniel Kerker	41	Chief Financial Officer, Treasurer and Secretary
Kevin Sherman	43	Chief Marketing Officer

Lance Leonard has 22 years of consumer product experience.  He began his career in 1990 with M&M/Mars working in the confection division holding a series of sales and management roles within the United States.  In 2000, he joined Nestle where he managed both national account teams and division sales including leading the Costco wholesale National Account team.  He was appointed Western Zone Manager for Nestle Waters in 2006 where he had responsibility for all sales and marketing in 17 western states.  In 2009, Mr. Leonard was appointed Director of Global Customers at Nestle Waters where he helped develop their go-to-market strategies in emerging markets and was responsible for managing one billion dollars in global sales.  Mr. Leonard left Nestle to become the Chief Executive Officer of True Drinks, Inc. on July 16, 2012, and was appointed to the Board in October 2012.  He is a native of California and received his Bachelor’s degree from California State University, Fresno.

Daniel Kerker is a professional with over 15 years experience in finance and accounting in both private and public entities.  He spent seven years as Director of Finance at Anheuser-Busch Sales of Los Angeles, an Anheuser-Busch-owned distributor with over $200 million in annual sales, leaving in 2010.  Prior to joining True Drinks, Inc., Mr. Kerker spent two years working as interim CFO for Environmental Packaging Technologies in Houston, Texas, and Regeneca, Inc. in Irvine, California.  Mr. Kerker became Chief Financial Officer of True Drinks on March 1, 2012.  Mr. Kerker earned a Bachelors of Science in Finance from California State University, Northridge and an MBA in Finance from UCLA’s Anderson School of Management, where he was a Harold M. Williams Fellow for graduating at the top of his class and won the J. Fred Preston Award for Achievement in Finance.

Kevin Sherman has served as the Chief Marketing Officer, managing the brand development of AquaBall™ Naturally Flavored Water since he joined the Company in October 2012.  Prior to joining True Drinks, Mr. Sherman was the Vice President Strategy and Network Development and President of Retail for Bazi, Inc.  He was instrumental in the development of Bazi’s All-Natural formula and spearheaded the concept of all-natural energy.  Prior to Bazi, Mr. Sherman served as the Senior Manager of Network Development of Product Partners LLC from May 2008 to May 2009, chief operating officer of Hand & Associates from January 2008 to May 2008, and as the director of development and principal of Holy Innocents School from August 2007 to December 2007.  Mr. Sherman also served as the principal of Saints Peter and Paul School from January 2004 to August 2007.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation earned by the Company’s Chief Executive Officer and the Chief Financial Officer.  There was not any other executive officer who served in 2013 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Lance Leonard, Chief Executive Officer, Director	2013	$250,000	$75,000	$-	$112,250	$-	$-	$437,250
	2012	$114,583	$-	$-	$51,448	$-	$-	$166,031

Daniel Kerker, Chief Financial Officer	2013	$180,000	$88,750	$-	$39,375	$-	$-	$308,125
	2012	$135,010	$-	$-	$32,813	$-	$-	$167,823

Kevin Sherman, Chief Marketing Officer	2013	$132,500	$37,500	$-	$42,385	$-	$-	$212,385
	2012	$31,500	$-	$-	$9,350	$-	$-	$40,850

(1)
The Company uses a Black-Scholes option-pricing model (the “Black-Scholes Model”) to estimate the fair value of any stock option grant.  The use of a valuation model requires the company to make certain assumptions with respect to selected model inputs.  Expected volatility was calculated based on the historical volatility of the company’s stock price.  In the future the average expected life will be based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior.  Currently it is based on the simplified approach provided by SAB 107.  The risk-free interest rate is based on U.S.  Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of the grant.  The following were the factors used in the Black Sholes Model to calculate the compensation expense for the year ended December 31, 2013:

For the year ended December 31, 2013
Stock price volatility	75%
Risk-free rate of return	0.65%
Annual dividend yield	-
Expected life	2.5 Years

Stock Option Grants

    In 2013, we issued the options listed below to the executive officers above.  There were no stock options exercised in 2013.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)
Lance Leonard	N/A	N/A	N/A
Daniel Kerker	N/A	N/A	N/A
Kevin Sherman	July 1, 2013	245,739	$1.10

Employment Agreements

Effective July 15, 2012, the Company appointed Lance Leonard as its Chief Executive Officer and Daniel Kerker as its Chief Financial Officer.  Mr. Leonard is employed as the Chief Executive Officer of True Drinks, Inc., our wholly owned subsidiary.  The Company assumed the Employment Agreement that True Drinks entered into with Mr. Leonard on July 16, 2012 (the “Leonard Agreement”) effective October 15, 2012.  The term of the Leonard Agreement is for a period of three years, which shall extend automatically for successive one-year periods unless either party terminates the Leonard Agreement.  Mr. Leonard shall receive a base salary in an annual amount of $250,000 and shall be eligible to receive annual bonuses, which, subject to certain conditions, shall be (i) $75,000 for the first year, (ii) $125,000 for the second year and (ii) $175,000 for the third year of Mr. Leonard’s employment.  Mr. Leonard shall also be entitled to earn stock option compensation equal to a total of 122,869,500 shares of the Company’s Common Stock over the term of the agreement.  Mr. Leonard’s employment may be terminated during the nine month period following the effective date of the Leonard Agreement at any time, in the sole discretion of the Company, and may thereafter be terminated for “Performance Cause”, if the Company consistently fails to meet reasonable performance expectations, or for “Cause”, if Mr. Leonard (i) is convicted of any fraud or embezzlement, (ii) commits acts of dishonesty, gross negligence or willful misconduct or (iii) violates any law or regulation relating to the business operations of the Company that may have a material adverse effect on the Company.  If the Company terminates Mr. Leonard’s employment for reasons other than for Cause, the Company shall pay a severance in an amount equal to one year of Mr. Leonard’s base salary, and, if the Leonard Agreement is terminated within nine months of its effective date, Mr. Leonard’s base salary for the remainder of such nine month period.

Mr. Kerker is employed as the Chief Financial Officer of True Drinks.  The Company assumed the Employment Agreement that True Drinks entered into with Mr. Kerker on March 1, 2012 (the “Kerker Agreement”) effective October 15, 2012.  The term of the Kerker Agreement is for a period of three years, which shall extend automatically for successive one-year periods unless the Kerker Agreement is terminated by either party.  Mr. Kerker shall receive a base salary of $12,500 per month until the earlier of September 1, 2012 or the Company achieving $1,000,000 in monthly gross sales, in which case the base salary shall be increased (i) to $15,000 per month, or (ii) if the Company achieves $2,000,000 in monthly gross sales, to $16,250 per month.  Mr. Kerker shall also receive an annual bonus as approved by the Board and shall be entitled to earn stock option compensation to acquire a total of 43,004,325 shares of the Company’s Common Stock over the term of the agreement.  Mr. Kerker’s employment may be terminated for “Cause”, if Mr. Kerker (i) is convicted of any fraud or embezzlement, (ii) after written notice, willfully breaches or habitually neglects his duties and responsibilities, (iii) commits acts of dishonesty, gross negligence or willful misconduct or (iv) violates any law or regulation relating to the business operations of the Company that may have a material adverse effect on the Company.  If the Company terminates Mr. Kerker’s employment for reasons other than for Cause, the Company shall pay a severance in an amount equal to six months of Mr. Kerker’s base salary.

Other than as set forth above, there are no arrangements or understandings between our executive officers and any other person pursuant to which they were appointed as officers.  None of our Named Executive Officers has a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K.

Outstanding Equity Awards as of December 31, 2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Lance Leonard	-	307,174	921,522	$0.6104	7/14/2015
Daniel Kerker	-	184,305	245,740	$0.6104	2/28/2015
Kevin Sherman	-	61,435	368,609	$1.0169	8/31/2015

Equity Compensation Plan Information

2013 Stock Incentive Plan.

See Proposal No. 2 beginning on page 9 of this Proxy Statement for a description of the 2013 Stock Incentive Plan. No issuances were made under the Plan during the year ended December 31, 2013.

Stock Option Exercises and Stock Vested

There were no options exercised by the Named Executive Officers or Directors during the year ended December 31, 2013.

Post-Employment Compensation, Pension Benefits, Nonqualified Deferred Compensation

There were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the Named Executive Officers during the year ended December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

 As of October 15, 2014, we had two classes of voting stock outstanding: (i) Common Stock; and (ii) Series B Preferred. The following tables sets forth information regarding shares of Series B Preferred and Common Stock beneficially owned as of October 15, 2014 by:

(i)	Each of our officers and directors;
(ii)	All officer and directors as a group; and
(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Series B Preferred and Common Stock.  Percent ownership is calculated based on 1,910,370 shares of Series B Preferred and 39,980,183 shares Common Stock outstanding at October 15, 2014.

Beneficial Ownership of Series B Preferred

Name and Address (1)	Series B Convertible Preferred Stock (2)(3)	% Ownership of Class (4)
Timothy Lane	6,250	*
Carl Wistreich	21,004	1.1%
Lou Imbrogno	7,500	*
Scot Cohen (5)	166,250	8.7%
Total Officers and Directors (1)	201,004	10.52%

Wolverine Flagship Fund Trading Limited	150,000	7.85%
Falcon Fund, Ltd.	100,000	5.23%
First Bank & Trust as custodian of Ronald L. Chez IRA	425,000	22.25%
V3 Capital Partners LLC	153,750	8.05%
Iroquois Master Fund Ltd.	125,000	6.54%
Joe Kolling	100,000	5.23%
Wolfson Equities LLC	187,500	9.81%

*	Less than 1%.
(1)
Each of the Company’s officers was excluded from this table, as none of our officers hold shares of Series B Preferred. Unless otherwise indicated, the address for each stockholder is 18552 MacArthur Blvd., Suite 325, Irvine, CA 92612.

(2)
Subject to the limitations in the Certificate of Designation, each share of Series B Preferred is convertible into that number of shares of Common Stock equal to the stated value of $4.00 per shares, divided by the Conversion Price, as defined in the Certificate of Designation. As of October 15, 2014, the Conversion Price was $0.25.

(3)
Pursuant to the Certificate of Designation, shares of Series B Preferred may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 9.99% of the Company’s outstanding Common Stock after such conversion. The Certificate of Designation also entitles each share of Series B Preferred to vote, on an as converted basis, along with the Common Stock; provided, however, that the Series B Preferred may not be voted to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power.

(4)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(6)
Includes 153,750 shares of Series B Preferred directly held by V3 Capital Partners and 12,500 shares directly held by the Scot Jason Cohen Foundation. Mr. Cohen is the Managing Partner of V3 Capital Partners and is an officer of the Scot Jason Cohen Foundation.

Beneficial Ownership of Common Stock

Name, Address and Title (if applicable) (1)	Number of Shares (1)	% Ownership of Class (2)
Lance Leonard (3) President, Chief Executive Officer and Director	1,261,475	3.06%
Daniel Kerker (4) Chief Financial Officer, Treasurer and Secretary	675,978	1.66%
Kevin Sherman (5) Chief Marketing Officer	711,023	1.75%
Timothy Lane (6) Chairman	875,051	2.14%
Carl Wistreich (7) Director	860,101	2.11%
Lou Imbrogno (8) Director	598,552	1.48%
Scot Cohen (9) Director	3,549,225	8.15%
Total officers and directors (10)	8,522,405	17.67%

MKM Opportunity Master Fund, Ltd (11) 28 West 44th Street, 16th Floor New York, NY 10036	4,139,608	10.35%
Joseph D. Kowal 4282 Skylark St. Irvine, CA 92604	2,529,998	6.33%
Anthony Low-Beer (12) 10 Rockefeller Plaza, Suite 720 New York, NY 10020	2,435,000	6.09%
Wolverine Flagship Fund Trading Limited (13) 175 W. Jackson Blvd., Suite 200 Chicago, Illinois 60604	2,474,169	5.70%
Falcon Fund, Ltd. (14) 5956 Sherry Lane, Suite 1810 Dallas, Texas 75225	2,220,282	5.27%
First Bank & Trust as custodian of Ronald L. Chez IRA (15)(16) 820 Church Street Evanston Illinois, 60201	8,667,933	9.99%
V3 Capital Partners LLC (17) 20 East 20th Street, Apt. 6 New York, NY 10003	3,242,476	7.50%
Iroquois Master Fund Ltd. (18) c/o Iroquois Capital Management LLC 641 Lexington Ave., 26th Floor New York, NY 10022	2,601,117	6.10%
Joe Kolling (19) 58 Beacon Bay Newport Beach, CA 92660	2,393,942	5.73%
Wolfson Equities, LLC (20) 1 State Street Plaza, 29th Floor New York, NY 10004	4,125,968	9.41%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of October 15, 2014.

(2)
Percentages are rounded to nearest one-tenth of one percent.  Percentages are based on 39,980,183 shares of Common Stock outstanding.  Options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Comprised of 33,185 shares held of record and 1,228,290 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(4)	Comprised of 675,978 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(5)	Comprised of 55,523 shares held of record and 655,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(6)
Comprised of 8,666 shares held of record, and 737,218 shares issuable pursuant to options, 100,000 shares issuable upon conversion of 6,250 shares of Series B Preferred and 29,167 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(7)
Comprised of 27,334 shares held of record, and 409,566 shares issuable pursuant to options, 336,064 shares issuable upon conversion of 21,004 shares of Series B Preferred and 87,137 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(8)
Comprised of 33,986 shares held of record, and 309,566 shares issuable pursuant to options, 120,000 shares issuable upon conversion of 7,500 shares of Series B Preferred and 35,000 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(9)
Comprised of 33,986 shares held of record, of 64,976 shares held of record by V3 Capital Partners, of 5,430 shares held by the Scot Jason Cohen Foundation, 2,460,000 shares issuable upon conversion of 153,750 shares of Series B Preferred directly held by V3 Capital Partners, 717,500 shares issuable pursuant to warrants directly held by V3 Capital Partners, 200,000 shares issuable upon conversion of 12,500 shares of Series B Preferred directly held by the Scot Jason Cohen Foundation and 58,334 shares issuable pursuant to warrants directly held by the Scot Jason Cohen Foundation each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

Mr. Cohen is the Managing Partner of V3 Capital Partners and an officer of the Scot Jason Cohen Foundation.

(10)
Comprised of 263,086 shares held of record, 4,116118 shares issuable pursuant to options, 3,216,064 shares issuable upon conversion of 201,004 shares of Series B Preferred and 927,139 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(11)	Includes shares held by MKM Opportunity Master Fund, Ltd. and MKM Capital Advisors. Ownership information based on Company records.

(12)	Based on ownership information from the Schedule 13G filed by Mr. Low-Beer on June 11, 2014.

(13)
Comprised of 74,169 shares held of record, 2,400,000 shares issuable upon conversion of 150,000 shares of Series B Preferred and 1,400,000 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(14)
Comprised of 36,949 shares held of record, 1,600,000 shares issuable upon conversion of 100,000 shares of Series B Preferred and 583,333 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(15)
Comprised of 117,932 shares held of record, 6,800,000 shares issuable upon conversion of 425,000 shares of Series B Preferred and 1,983,335 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(16)
Pursuant to the Certificate of Designation, shares Series B Preferred may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 9.99% of the Company’s outstanding Common Stock after such conversion. The Certificate of Designation also entitles each share of Series B Preferred to vote, on an as converted basis, along with the Common Stock; provided, however, that the Series B Preferred may not be voted to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power.

Although the percentage ownership for each stockholder reflects the limitations in the Certificate of Designation, the securities reported in this table show the number of shares of Common Stock that would be issuable upon full conversion of the Series B Preferred and full exercise of warrants held by each stockholder.  Therefore, the actual number of shares of Common Stock beneficially owned by each stockholder, after giving effect to the limitations in the Certificate of Designation, is less than the number of securities reported herein.

(17)
Comprised of 64,976 shares held of record, 2,460,000 shares issuable upon conversion of 153,750 shares of Series B Preferred and 717,500 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(18)
Comprised of 17,784 shares held of record, 2,000,000 shares issuable upon conversion of 125,000 shares of Series B Preferred and 583,333 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(19)
Comprised of 560,608 shares held of record, 1,600,000 shares issuable upon conversion of 100,000 shares of Series B Preferred and 133,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

(20)
Comprised of 250,968 shares held of record, 3,000,000 shares issuable upon conversion of 187,500 shares of Series B Preferred and 875,000 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of October 15, 2014.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On May 11, 2012, the Company loaned Environmental Packaging Technologies, Inc. (“EPT”) the sum of $150,000 in exchange for a 50-day promissory note.  The promissory note accrues interest at ten percent (10%) per annum and included a ten percent (10%) of principal fee payable to the Company.  The Company sent EPT a notice of default on October 18, 2012 demanding payment of the original principal amount of $150,000, accrued interest of $6,575 and the ten percent fee in the amount of $15,000.  The Company’s former chairman and current investor is the chairman of EPT. The Company received payment of all outstanding principal, fees and interest in August 2013.

Our Board of Directors approved this arrangement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013 all Section 16(a) filing requirements were complied with in a timely manner, except for the inadvertent failure by Carl Wistreich to timely report two transactions on Form 4 and by Louis Imbrogno to timely report one transaction on Form 4.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2015 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than June 22, 2015 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2015 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 18552 MacArthur Boulevard, Suite 325, Irvine, California 92612, or contact us at (949) 203-3500. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies solicited by this Proxy Statement, if validly signed, dated and returned to the Company, will be voted in accordance with the judgment of the persons holding the proxies.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors
October 23, 2014
Lance Leonard
Chief Executive Officer, President and Director

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 has been mailed with this Proxy Statement. The Company will provide copies of exhibits to that report, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 18552 MacArthur Boulevard, Suite 325, Irvine, California 92612. The request must include a representation by the stockholder that as of October 10, 2014 the stockholder was entitled to vote at the Annual Meeting.

Copies of the Annual Report on Form 10-K and the exhibits thereto may also be obtained through the SEC’s web site at www.sec.gov and at: www.proxyconnect.com/truedrinks

[trueDrinks]

<Shareholder Name>
<Shareholder Address1>
<Shareholder Address2>
<Shareholder Address3>

Control #: 0000 0000 0000

Voting Instructions

You may choose one of the voting options as outlined below.

VOTE BY INTERNET – http://secure.corporatestock.com/vote.php

You can submit your vote online at the website listed above up until 11:59PM Pacific Standard Time on Novemebr 12, 2014. You will need the control number at the left, if available, in order to do so. Follow the instructions on the secure website to complete your vote. If no control number appears to the left, you must submit your vote by mail, e-mail or fax.

VOTE BY MAIL, E-MAIL OR FAX

If you have not voted via the internet, please mark, sign and return your proxy ballot in the postage-paid envelope provided. You may also fax your proxy ballot to Corporate Stock Transfer at (303) 282-5800 or e-mail copy of your proxy ballot to rsingleston@corporatestock.com. ***Votes by mail, e-mail or fax must be received by November 12, 2014.***

The Proxy Statement and the 2014 Annual Report are available for viewing online at www.proxyconnect.com/truedrinks

---

TRUE DRINKS HOLDINGS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD

The undersigned revokes all previous proxies and constitutes and appoints Lance Leonard and Daniel Kerker, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of True Drinks Holdings, Inc. (the "*Company*") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, held at the Company's corporate offices located at 18552 MacArthur Boulevard, Suite 325 in Irvine, California, on November 13, 2014 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals Nos. 1, 2, 3 and 5, and EVERY THREE YEARS for Proposal No. 4, which have been proposed by our Board, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

1

Exhibit A

TRUE DRINKS HOLDINGS, INC.
2013 STOCK INCENTIVE PLAN

1. Purpose of Plan. The purpose of the True Drinks Holdings, Inc. 2013 Stock Incentive Plan (the “Plan”) is to advance the interests of True Drinks Holdings, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its operational and financial objectives.

Pursuant to the Plan, the Company may grant (i) “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options”). No option granted under the Plan shall be treated as an incentive stock option unless the stock option agreement, which evidences the grant, refers to such option as an incentive stock option and such option satisfies the requirements of Section 422 of the Code. Pursuant to the Plan, the Company may also grant Restricted Stock Awards.

As used herein, the term “parent” or “subsidiary” shall mean any present or future corporation which is or would be a “parent corporation” or “subsidiary corporation” of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

2. Definitions. The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1. “Board” means the Board of Directors of the Company.

2.2. “Broker Exercise Notice “ means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares, or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and /or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3. “Change in Control” means an event described in Section 10.1 of the Plan.

2.4. “Code” means the Internal Revenue Code of 1986, as amended.

2.5. “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6. “Common Stock” means the common stock of the Company; par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.7. “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8. “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary and any joint venture partners (including without limitation, officers, directors and partners thereof) of the Company or any Subsidiary.

2.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10. “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on that date.

2.11. “Incentive Award” means an Option or Restricted Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.12. “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13. “Non-Employee Director” means any member of the Board of Directors of the Company who is not an employee of the Company or any Subsidiary.

2.14. “Non-Statutory Stock Option “ means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15. “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16. “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17. “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.18. “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.19. “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company plan or practice for purposes of this determination.

2.20. “Securities Act” means the Securities Act of 1933, as amended.

2.22. “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.23. “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.   Plan Administration.

3.1. The Committee. The Plan shall be administered by the Committee as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:

(i) the Eligible Recipients to be selected as Participants;

(ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award;

(iii) the time or times when Incentive Awards will be granted;

(iv) the duration of each Incentive Award; and

(v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)  The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation)following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. Shares Available for Issuance.

4.1. Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 20,000,000 shares.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5. Participation. Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4. Payment of Exercise Price. The purchase price of the shares to be purchased upon exercise of an Option will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. The Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. The Committee, in its sole discretion, may establish such other terms and conditions for the payment of the exercise price, as it deems appropriate.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Irvine, California and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6. Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, or any subsidiary or parent corporation of the Company within the meaning of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. Restricted Stock Awards.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3 and 11.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8. Effect of Termination of Employment or Other Service.

8.1. Termination Due to Death, Disability or Retirement. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a) All outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination following such termination until the expiration date of such Option;

(b) All Restricted Stock Awards then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Restricted Stock Award.

8.2. Termination for Reasons Other than Death, Disability or Retirement.

(a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, and all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option).

(b) For purposes of this Section 8.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

8.3. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 8, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

8.4. Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in this Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary or takes any other action that the Committee, in its sole discretion, deems to be adverse to the interests of the Company or any Subsidiary (an “Adverse Action”), whether such Adverse Action occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind. In addition, to the extent that a Participant takes such Adverse Action during the period beginning six months prior to, and ending six months following, the date of such employment or service termination, the Committee in its sole discretion will have the authority (by so providing in the agreement evidencing such Incentive Award at the time of grant) to rescind (i) any grant of an Incentive Award made to such Participant during such period and (ii) any exercise of an Option of the Participant that was exercised during such period, and to require the Participant to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, the amount of any gain realized from such rescinded grant or exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

8.5. Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

9. Payment of Withholding Taxes.

9.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

9.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares or a Broker Exercise Notice, or by a combination of such methods.

10. Change in Control.

10.1. Change in Control. For purposes of this Section 10.1, a “Change in Control” of the Company will mean (a) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company, (b) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as (i) any person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause (iii), be considered as though such persons were a member of the Board on the effective date of the Plan.

10.2. Acceleration of Vesting. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options may become immediately exercisable in full and may remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all outstanding Restricted Stock Awards may become immediately fully vested in the manner determined by the Committee and/or set forth in the agreement evidencing such.

10.3. Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

10.4. Limitation on Change in Control Payments. Notwithstanding anything in Section 10.2 or 10.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 10.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 10.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 10.2 or 10.3 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 10.4 will, to that extent, not apply.

11. Rights of Eligible Recipients and Participants: Transferability.

11.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

11.3. Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Committee or the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien; during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs and legatees.

11.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11.5. Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12. Plan Amendment, Modification and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) the Board will not have the authority to amend the eligibility requirements for Options granted pursuant to Section 6.7 of the Plan, or to modify the number of shares, exercise price, exercisability, duration, manner of payment or other terms with respect to such Options, more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act or the rules promulgated thereunder; and (b) no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or Section 422 of the Code. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 10 of the Plan.

13. Effective Date and Duration of the Plan. The Plan is effective as of December 31, 2013, the date it was adopted by the Board. The Plan will terminate at midnight on December 31, 2023, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

14. Miscellaneous.

14.1. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of California.

14.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

Adopted by the Board of Directors on December 31, 2013.